Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Retirement, Severance, and Administrative Committee

Western Digital Corporation 401(k) Plan

Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 10, 2020, relating to the financial statements and supplemental schedules of the Western Digital Corporation 401(k) Plan appearing on Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
Costa Mesa, California
November 25, 2020